Exhibit 10.22

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement dated as of October 26, 2001 (the “Agreement”) by and between Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the Investors who become parties to this Agreement by executing counterpart signature pages hereto and authorizing the inclusion of their names on Schedule I hereto (the “Investors”).

     WHEREAS, the Company and certain of the Investors have entered into a Convertible Preferred Stock Purchase Agreement dated as of December 28, 1999 (the “Series A Purchase Agreement”), providing for the purchase by certain Investors of shares of the Company’s Series A Convertible Preferred Stock; and

     WHEREAS, as a condition of the obligation of the Investors to consummate the transactions contemplated by the Series A Purchase Agreement, the Company entered into a Registration Rights Agreement dated December 28, 1999 (the “1999 Agreement”); and

     WHEREAS, the Company has revised the registration rights offered to certain Investors under the Series A Purchase Agreement and is offering certain registration rights to Investors who desire to purchase shares of the Company’s Series B Convertible Preferred Stock and who entered into a Series B Convertible Preferred Stock Purchase Agreement dated as of October 16, 2001 (the “Series B Purchase Agreement”); and

     WHEREAS, it is a condition of the obligation of the Investors to consummate the transactions contemplated by the Series B Purchase Agreement, that the Company enter into this Registration Rights Agreement; and

     WHEREAS, the parties desire to revise and restate all rights and obligations under the 1999 Agreement in this Agreement; and

     WHEREAS, the parties agree that this Agreement is intended to be the prevailing agreement and will supercede all prior registration rights agreements, including the 1999 Agreement; and

     WHEREAS, as an inducement to the Investors to consummate the transactions contemplated by the Series A Purchase Agreement and Series B Purchase Agreement, the Company covenants and agrees with the Investors as follows:

     1. Certain Definitions As used in this Agreement, the following terms shall have the following respective meanings:

     “Affiliate” means any entity controlling, controlled by or under common control with a designated person. For the purposes of this definition, “control” shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act;

     “Authorized Transferee” shall mean a transferee of Restricted Stock if (i) there is transferred to such transferee Restricted Stock having an original purchase price of not less than $250,000 or all of the transferring Investor’s shares of Restricted Stock, if less, or (ii) such transferee is an Affiliate of any Investor that is a corporation, a partner or retired partner of any Investor that is a partnership, a member or former member of any Investor that is a limited liability company, a family member or trust for the benefit of any individual holder, or (iii) any transferee who acquires at least 25% of the then outstanding shares of Restricted Stock.

     “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

     “Common Stock” shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “IPO” shall mean the first underwritten public offering of Common Stock on a firm commitment basis pursuant to a registration statement filed with the Commission under the Securities Act on Form S-1 or its then equivalent.

     “Investor” shall mean any party to this Agreement other than the Company.

     “Preferred Stock” shall mean the shares of the Company’s Series A Convertible Preferred Stock, $.01 par value (“Series A Preferred Stock”) and the shares of the Company’s Series B Convertible Preferred Stock, $.01 par value (“Series B Preferred Stock”), issued to the Investors pursuant to the Series A Purchase Agreement and the Series B Purchase Agreement, respectively.

     “Registration Expenses” shall mean the expenses so described in Section 6.

     “Restricted Stock” shall mean the Series A Restricted Stock and the Series B Restricted Stock, collectively. Whenever reference is made in this Agreement to a request or consent of Investors holding a certain percentage of Restricted Stock, the determination of such percentage shall be calculated on the basis of Common Stock issued or issuable in respect of the Preferred Stock held by all Investors.

     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Selling Expenses” shall mean the expenses so described in Section 6.

     “Series A Restricted Stock” shall mean (a) all shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, and (b) all other shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, but excluding in each case shares of Common Stock which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act. Whenever reference is made in this Agreement to a request or consent of Investors holding a certain percentage of Series A Restricted Stock, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable in respect of the Series A Preferred Stock held by all Investors.

     “Series B Restricted Stock” shall mean (a) all shares of Common Stock issued or issuable upon conversion of any shares of Series B Preferred Stock, and (b) all other shares of Common Stock issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation, sale of assets or similar event, but excluding in each case shares of Common Stock which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act, provided, however, that the term “Series B Preferred Stock” shall be deemed to include the shares of Series B Preferred Stock issued upon the exercise of warrants to purchase shares of Series B Preferred Stock. Whenever reference is made in this Agreement to a request or consent of Investors holding a certain percentage of Series B Restricted Stock, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable in respect of the Series B Preferred Stock held by all Investors.

     2. Restrictive Legend. Each certificate representing Restricted Stock shall, except as otherwise provided in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

     3. Demand Registration.

          3.1      (a) (A) On two (2) occasions, at any time after January 1, 2002, Investors holding at least 50% of the Series A Restricted Stock then outstanding may request registration under the Securities Act of all or part of their Restricted Stock and (B) on two (2) occasions at any time after the earlier of (i) the third anniversary of the date hereof and (ii) one hundred and eighty (180) days after the Company’s IPO, Investors holding more than 25% of the Series B Restricted Stock then outstanding, may request registration under the Securities Act of all or any part of their Restricted Stock (each of the requests pursuant to paragraphs A and B above being a “Demand Registration”), subject to the terms and conditions of this Agreement; and provided that shares of Restricted Stock as to which each registration is requested pursuant to paragraph A or B above have a proposed aggregate offering price to the public of at least $15,000,000. Any request for a Demand Registration shall specify the number of shares of Restricted Stock requested to be registered and the intended method of distribution of the shares.

                    (b) Following receipt of any notice under Section 3.1(a), the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall be obliged to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from the requesting holders described in Section 3.1(a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after receipt of such notice by such holders). The Company shall not be obligated to register the Restricted Stock pursuant to Section 3.1(a) after the Company has effected four (4) registrations pursuant to Section 3.1(a) and such registrations have been declared or ordered effective.

                    (c) If the holders requesting such registration intend to distribute the Restricted Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1(a) and the Company shall include such information in the written notice referred to in Section 3.1(b) above. The right of any holder to registration pursuant to Section 3.1(a) shall be conditioned upon such holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Restricted Stock in the underwriting. All holders proposing to distribute their Restricted Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, which underwriter or underwriters shall be reasonably acceptable to holders of at least 60% of the shares of Restricted Stock to be sold in such offering. Each seller of Restricted Stock in such underwritten offering shall complete and execute all questionnaires, powers of attorneys, indemnities and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent with the terms of this Agreement. A holder may elect to include in such underwriting all or a part of the Restricted Stock. If the offering pursuant to the Demand Registration is underwritten and the managing underwriter advises the holders of Restricted Stock who wish to participate in such offering in writing that in its reasonable and good faith opinion the number of shares of Restricted Stock required to be registered exceeds the number of shares of Restricted Stock that can be sold in an orderly manner in such offering within a price range acceptable to such holders, then the number of shares of Restricted Stock shall be reduced first by excluding shares of Series A Restricted Stock held by such holders on a pro rata basis and second by excluding shares of Series B Restricted Stock held by such holders on a pro rata basis, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of the Company or any person other than the holders of Restricted Stock. In the event of such reduction, the Investors shall be entitled to additional demand registrations under Sections 3.1(d) and 3.1(e) until all of the Restricted Stock that they desire to sell has been registered.

                    (d) In addition to the rights provided for in Section 3.1(a), in the event the Investors own Restricted Stock at such time as the Company shall have qualified for the use of Form S-3 (or any similar or successor form or forms promulgated by the Commission), the Investors shall have the right to request and the Company shall file additional registrations on Form S-3 or such similar or successor form, as the case may be (collectively, “Form S-3”); provided, however, that the Company shall not be obligated to file and cause to become effective (A) for holders of Series A Preferred Stock (i) more than two (2) registrations under this Section 3.1(d) or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Restricted Stock to be sold thereunder is less than $500,000, and (B) for holders of Series B Preferred Stock (i) more than four (4) registrations under this Section 3.1(d) or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Restricted Stock to be sold thereunder is less than $1,000,000. Whenever the Company is required by this Section 3.1(d) to effect the registration of Restricted Stock, each of the procedures and requirements of Sections 3.1(b) and (c), including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering, shall apply to the registration under this Section 3.1(d), provided, however, that the period of time in which such holders are entitled to notify the Company of their intention to participate shall be fifteen (15) days instead of thirty (30) days. The Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or any similar or successor form or forms. The Company shall not be obligated to register the Restricted Stock pursuant to this Section 3.1(d) after the Company has effected six (6) registrations pursuant to this Section 3.1(d) and such registrations have been declared or ordered effective.

                    (e) If, however, after the twelfth (12th) full calendar month after the effective date of the Company’s IPO, the Company is not eligible for the use of Form S-3 for secondary sales and the Investors shall thereafter make a request in writing to effect the registration under the Securities Act of an offering of outstanding shares of Restricted Stock pursuant to Section 3.1(d), the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all of the shares of Restricted Stock that the Company has been requested to register.

                    (f) The Company shall have no obligation to effect any registration pursuant to this Section 3 if the Investors can resell all of the shares of Restricted Stock required to be registered hereunder to the public pursuant to Rule 144(k) under the Securities Act without registration or any restriction as to volume.

                    (g) The Company shall not be obligated to effect a registration pursuant to this Section 3, (i) during the one hundred eighty (180) day period commencing with the date of the Company’s IPO or (ii) if it delivers notice to the holders of the Restricted Stock, within thirty (30) days of any registration request by such holders, of the Company’s intent to file a registration statement for such IPO within ninety (90) days of such registration request, so long as the Company is actively employing in good faith all reasonable efforts to cause said registration to become effective, in which case such registration request by such holders shall not be counted as a request for registration pursuant to Sections 3.1(a) or 3.1(d) of this Agreement.

                    (h) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting Investors, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the reasonable opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Restricted Stock to be sold by and for the account of the Investors, in which case the shares of Common Stock to be sold by the Company for its own account would be reduced first before any reductions of the shares of Series A Restricted Stock and Series B Restricted Stock in the manner contemplated in Section 3.1(c) of this Agreement. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the completion of the period of distribution of the shares of Restricted Stock registered thereby.

          3.2      In the event that the Company’s board of directors determines in its good faith judgment that proceeding with an offering pursuant to this Section 3 would have a materially adverse effect on the Company, the Company may, by written notice to the holders of Restricted Stock, accompanied by a certificate signed by the Company’s chief executive officer or chairman to that effect, delay the registration or offering once in any twelve (12) month period, provided that such delay is not longer than ninety (90) days.

     4. Piggy Back Registration. If the Company at any time (other than pursuant to Section 3.1(a) or Section 3.1(d)) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for resale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention to do so and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions that such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 4 shall be an underwritten public offering of Common Stock, the Company shall not be required under this Section 4 to include any of the Restricted Stock of any holders of Restricted Stock unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into an underwriting agreement in customary form with such underwriters. Each seller of Restricted Stock in such underwritten offering shall complete and execute all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent with the terms of this Agreement. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of securities to be included in such an underwriting may be reduced or excluded partially or completely (first, pro rata, with respect to all securities other than Restricted Stock whose holders have a piggy-back right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, second, pro rata, with respect to shares of Series A Restricted Stock requested to be included by such holders and third, pro rata, with respect to shares of Series B Restricted Stock requested to be included by such holders) if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the securities would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that, unless the registration is with respect to the Company’s IPO, in no event shall the number of shares of Series B Restricted Stock to be sold by the holders of Series B Restricted Stock be reduced below 25% of the total amount of the securities included in such registration. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 prior to the effectiveness of the registration without thereby incurring any liability to the holders of Restricted Stock.

     5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3 or 4 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3.1(a), shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of distribution contemplated in this Agreement;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required (i) to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or (ii) to consent to general service of process in any such jurisdiction unless the Company is already subject to service in such jurisdiction;

          (e) cause to be listed the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed. If no such listing or qualification has then occurred, the Company shall use its best efforts to cause such securities to be so listed or qualified on an exchange or in a trading system that is reasonably acceptable to the holders of Restricted Stock being sold;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file such amendment or supplement as expeditiously as possible. In addition, the Company shall immediately notify each seller of Restricted Stock and each underwriter under such registration statement of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and the Company shall use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, or the holders of at least 60% of the Restricted Stock being sold reasonably request in order to expedite or facilitate the disposition of such Restricted Stock (including, without limitation, effecting a stock split or a combination of shares), it being understood that such agreements and actions shall also benefit other holders of Restricted Stock who are selling Restricted Stock thereunder;

          (h) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, dated such date and addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants (as defined in Regulation S-X promulgated under the Exchange Act) retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (i) provide a transfer agent and registrar for all Restricted Stock and a CUSIP number for all Restricted Stock sold under the registration not later than the effective date of the registration statement;

          (j) make available for inspection upon reasonable notice during the Company’s regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) use all reasonable efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

          (l) comply with all applicable rules and regulations under the Securities Act and the Exchange Act.

     The period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and one hundred and eighty (180) days after the effective date thereof. This one hundred and eighty (180) day period shall be extended by any period of time in which the sellers are prohibited by law or this Agreement from selling Restricted Stock pursuant to such registrations statement.

     In connection with each registration hereunder, the sellers of Restricted Stock shall provide such information and execute such documents as may reasonably be required in connection with such registration.

     6. Expenses. All expenses incurred by the Company in complying with Sections 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and reasonable fees and disbursements of one counsel for the sellers of Restricted Stock selected by the Investors (the fees and disbursements of such sellers’ counsel not to exceed $20,000), but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called “Selling Expenses”.

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 3 or 4. All Selling Expenses in connection with each registration statement under Sections 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     7. Indemnification and Contribution.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3 or 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and such seller’s agents, employees, directors and officers, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, such seller’s agents, employees, directors or officers, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or arise out of or are based upon any failure to comply with the provisions of this Agreement, and will pay the legal fees and other expenses of each such seller, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished in writing by an authorized officer of any such seller acting on behalf of such seller, any such underwriter or any such controlling person or by an authorized officer of the seller of Restricted Stock or by an officer or duly authorized agent or employee of such seller of Restricted Stock, specifically for use in such registration statement or prospectus, and, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (1) such holder failed to send or deliver a copy of the final prospectus or prospectus supplement, if required by law to have been sent or delivered, with or prior to the delivery of written confirmation of the sale of the Restricted Stock, and (2) such final prospectus or prospectus supplement would have corrected such untrue statement or omission.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3 or 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, other seller, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by an authorized officer of such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage or liability which is equal to the proportion that the public offer price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability that it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented on the one hand (A) by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and (B) on the other hand, the relative fault of such holder, other holders or the Company, and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7(d), no holder of Restricted Stock shall be required to contribute any amount in excess of the aggregate net proceeds received by such holder from the sale of Restricted Stock pursuant to such registration statement.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (f) The indemnities and obligations provided in this Section 7 shall survive any transfer of any Restricted Stock by such holder in the manner contemplated in this Agreement.

     8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     9. Rule 144 Reporting; Form S-3 Availability. With a view to making available the benefits of Rule 144 promulgated under the Securities Act or any rules and regulations of the Commission that may at any time permit the resale of the Restricted Stock to the public without registration or pursuant to a registration on Form S-3, the Company will:

          (a) at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

               (iii) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration; and

               (iv) take all actions to enable holders of Restricted Stock to utilize Form S-3 at the end of the first twelve (12) month period after the initial registration of the Company is declared effective.

          (b) at any time, at the request of any holder of shares of Restricted Stock, make available to such holder and to any prospective transferee of such Preferred Stock or shares of Restricted Stock the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

     10. Market Stand-Off. Each Investor agrees severally and not jointly, in connection with the registration of the Company’s IPO that, upon the request of the Company and the underwriters managing such underwritten offering, he or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities (other than the Restricted Stock included in the registration) without the prior written consent of the Company, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the Company may specify, provided that all officers and directors of the Company and all other persons who are holders of 5% or more of the outstanding shares of stock of the Company are similarly restricted. This Section 10 shall not apply however to any shares of Common Stock acquired by such Investor in the open market after the IPO or any shares of Common Stock purchased by such Investor in the IPO.

     11. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles.

     12. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns and Authorized Transferees of the parties hereto, provided, however, that within a reasonable time following such assignment or transfer the Company is furnished with written notice of the name and address of such assignee or transferee in respect of which such registration rights are being assigned or transferred and provided further that the assignee or transferee shall acknowledge in writing that the assigned or transferred Restricted Stock shall remain subject to this Agreement.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, sent by Federal Express or other recognized overnight courier service, or transmitted by facsimile, addressed, if to the Company, at its principal office and if to any holder of Restricted Stock, to such holder’s address as shown on the records of the Company, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this Section 13(b). Each such notice, request, consent or other communication shall be treated as effective or having been given (i) when delivered in person, or (ii) five (5) business days after being mailed by certified or registered mail, return receipt requested, (iii) one (1) business day after being sent by a recognized overnight courier service or (iv) when transmitted by facsimile, provided that the sender receives confirmation of receipt, addressed as aforesaid.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except with respect to Delaware conflict of laws rules or doctrines.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company, Investors holding at least 60% of all of the outstanding shares of Restricted Stock and Investors holding at least 60% of all of the outstanding shares of Series B Restricted Stock. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers pursuant to the Series B Purchase Agreement.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

          (f) The Company shall not grant to any third party any registration rights equal to or more favorable than, or inconsistent with, any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement unless the effect thereof would be to alter materially the effect of this Agreement, and this Agreement (if not so altered) shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (h) This Agreement hereby amends and restates the 1999 Agreement and supercedes and replaces all prior registration rights agreements, including the 1999 Agreement.

          (i) No Investor shall be entitled to exercise any rights provided in Sections 3 or 4 hereof after the fifth (5th) anniversary of the effective date of the Company’s IPO.

     IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the day and year first above written.

Avalon Pharmaceuticals, Inc.

By:	/s/ Kenneth C. Carter, Ph. D.

Kenneth C. Carter, Ph.D. President & CEO